UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2008

Daktronics, Inc.

(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
                               Brookings, SD                     57006
                      (Address of principal executive office)           (zip code)

(605) 692-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

                 [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                 [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                 [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))

                 [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01	Other Events:

        On November 10, 2008 Daktronics, Inc. (the “Company”) finalized a contract for $27 million related to the New Meadowlands stadium.  This is in addition to the contract of approximately $13 million which the company concluded during the second quarter of fiscal year 2009.  The total value of the contract to date is approximately $40 million.  We expect in the near future, an additional change order for approximately $6 million will be executed.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By:	/s/ William R. Retterath
William R.Retterath, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: November 13, 2008